UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  December 21, 2006

NeoPharm, Inc.

(Exact name of registrant as specified in its charter)

Delaware	33-90516	51-0327886
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1850 Lakeside Drive, Waukegan, IL60085

  (Address of principal executive offices) (Zip Code)

(Registrant’s telephone number, including area code) (847) 887-0800

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (18 CFR 240.13e-4(c)).

Item 2.05.              Costs associated with exit or disposal activities

On December 21, 2006, NeoPharm Inc. (the “Company”) completed an organizational realignment which resulted in a workforce reduction of fourteen (14) positions, or approximately 20% of the workforce.  The Company estimates that the costs associated with termination benefits from this workforce reduction will be approximately $300,000 and will yield 2007 cost savings to the Company of approximately $1.5 million as compared to 2006.

This workforce reduction follows the Company’s report that its lead drug product candidate, cintredekin besudotox, did not achieve the statistical superiority endpoint established for its pivotal Phase III PRECISE trial.  The Company is now focused on evaluating what potential regulatory and commercial strategies may be available for cintredekin besudotox, as well as furthering the clinical development of its LEP-ETU, LE-SN38 and LE-DT drug product candidates which are now entering Phase 3, Phase 2 and Pre-IND stages of development, respectively.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEOPHARM, INC.

	By:	/s/ RONALD E. PAULI
Ronald E. Pauli
Chief Financial Officer
(Principal Financial Officer)

Dated: December 22, 2006